EXHIBIT 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-135092) and Form S-8 (Nos. 33-42354, 33-63510, 33-79756, 33-79664, 333-48357, 333-68815, 333-81821, 333-94405, 333-126010 and 333-138544) of Allied Waste Industries, Inc. (the Company) of our report dated February 20, 2008, except with respect to our opinion on the consolidated financial statements insofar as it relates to the effects of the change in reportable segments discussed in Notes 1, 4 and 17, as to which the date is May 5, 2008, relating to the Company’s consolidated financial statements, financial statement schedule and the effectiveness of internal control over financial reporting, which appears in this Current Report on Form 8-K.
We also consent to the incorporation by reference in the Registration Statements noted above of our report dated February 20, 2008, except for the effects of the change in reportable segments discussed in Note 1 to the consolidated financial statements, as to which the date is May 5, 2008, relating to the consolidated financial statements and financial statement schedule of Browning-Ferris Industries, LLC, which appears in this Current Report on Form 8-K.
PricewaterhouseCoopers LLP
Phoenix, Arizona
May 5, 2008